UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 2, 2008 (April 28, 2008)

NATIONAL CITY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10074	34-1111088

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1900 East Ninth Street, Cleveland, Ohio 44114-3484
(Address of principal executive offices and zip code)
(216) 222-2000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
During the week of April 28, 2008, National City Corporation (the “Company”) completed the capital investment transactions announced on April 21, 2008 and received in the aggregate $7 billion in proceeds. In the transactions the Company issued 126.2 million shares of common stock at a purchase price of $5.00 per share and an aggregate of 63,690 shares of Contingent Convertible Perpetual Non-cumulative Preferred Stock, Series G at a purchase price of $100,000 per share.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation
Date: May 2, 2008	By:	/s/ Carlton E. Langer
Carlton E. Langer
Vice President and Assistant Secretary